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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (File Number 333-85521) of our reports dated February 5, 1999 (except with respect to the NTC matter discussed in Note 9, as to which the date is February 26, 1999) included in TeleSpectrum Worldwide Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Philadelphia, PA

  September 21, 1999